Exhibit 32

CERTIFICATIONS UNDER SECTION 906

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of TMC the metals company Inc., a British Columbia, Canada corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2022 (the “Form 10-Q/A”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 15, 2022	/s/ Gerard Barron
Gerard Barron
Chief Executive Officer
(Principal Executive Officer)

Dated: November 15, 2022	/s/ Craig Shesky
Craig Shesky
Chief Financial Officer
(Principal Financial Officer)